Exhibit 10.27

KNOWLES ELECTRONICS HOLDINGS, INC.
SEVENTH AMENDMENT TO CREDIT AGREEMENT AND
SECOND AMENDMENT TO SECURITY AGREEMENT

     This SEVENTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is dated as of April 8, 2004 and entered into by and among KNOWLES ELECTRONICS HOLDINGS, INC. (f/k/a Knowles Electronics, Inc.), a Delaware corporation (“Parent Borrower”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (“Lenders”), JPMORGAN CHASE BANK (successor to The Chase Manhattan Bank), as agent for Lenders (“Administrative Agent”), and, for purposes of Sections 2, 5 and 6 hereof, the Loan Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), by and among Parent Borrower, Lenders, Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

     WHEREAS, Parent Borrower and Lenders desire to amend the Credit Agreement to (i) provide for Tranche D Term Loans in an aggregate principal amount of $48,000,000 and refinance Tranche C Term Loans with Tranche D Term Loans, and (ii) amend the Credit Agreement in certain other respects, all as more specifically set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendments to Article I: Definitions

     A. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Financing Fee Write-Offs” means non-cash charges relating to the write-off of deferred financing fees in connection with the repayment of the Tranche C Term Loans.

“Net Worth” means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of any Foreign Subsidiary and its subsidiaries on a consolidated basis determined in conformity with GAAP.

“Seventh Amendment” means the Seventh Amendment to Credit Agreement and Second Amendment to Security Agreement, dated as of April 8, 2004, among Parent Borrower, the Lenders, Administrative Agent and the other Loan Parties party thereto.

“Seventh Amendment Effective Date” has the meaning set forth in the Seventh Amendment.

“Tranche D Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche D Term Loan on the Seventh Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche D Term Loan to be held by such Lender hereunder immediately after funding such amounts, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche D Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Tranche D Commitments is $48,000,000.

“Tranche D Lender” means a Lender with a Tranche D Commitment or an outstanding Tranche D Term Loan.

“Tranche D Maturity Date” means June 29, 2007, or if such day is not a Business Day, the next preceding Business Day.

“Tranche D Term Loan” means a Loan made pursuant to clause (e) of Section 2.01.

     B. Section 1.01 of the Credit Agreement is hereby further amended by deleting each of the definitions of “Class”, “Commitment”, “Consolidated EBITDA”, “Intercreditor Agreement”, “Lenders”, “Term Borrowing”, and “Term Loans” in their entirety and substituting therefor the following:

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Multicurrency Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, Multicurrency Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment.

“Commitment” means a Domestic Revolving Commitment, Multicurrency Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment or any combination thereof (as the context requires).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated tax expenses for income taxes and taxes in the nature of income taxes for such period, (iii) all amounts attributable to depreciation and amortization for such period and, (iv) any extraordinary non-cash charges for such period, (v) for all purposes other than the calculation of the Leverage Ratio for purposes of determining the Applicable Rate, cash restructuring charges taken in 2003, 2004 and 2005 in an aggregate amount not to exceed $7,500,000 in connection with nonrecurring restructuring of overhead costs, (vii) non-cash charges relating to the sale of Ruf Electronics Gmbh, SSPI Sale and the Ruwido Sale (including any loss relating to the Ruwido Sale), (vi) all reasonable costs, fees and expenses in connection with the Seventh Amendment (including without limitation, fees of counsel and any amounts in the nature of a commitment fee or financing fee due and owing in connection with the Seventh Amendment) and any prepayment penalties or fees resulting from a repayment of the Tranche C Term Loans prior to the Tranche C Maturity Date pursuant to Section 2.11(h) of the Credit Agreement as in effect immediately prior to the Seventh Amendment Effective Date, and (vii) any Financing Fee Write-Offs, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period including gains (net of any and all fees and expenses) relating to the SSPI Sale, all determined on a consolidated basis in accordance with GAAP.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 8, 2004, among the Parent Borrower, the Subsidiaries of the Parent Borrower listed on the signature pages thereto, JPMorgan Chase Bank, as Administrative Agent and collateral agent, and the Tranche D Lenders.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that on and after the Seventh Amendment Effective Date, Tranche C Lenders shall cease to be a “Lender” and a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Term Borrowing” means a Tranche A Term Loan Borrowing, a Tranche B Term Loan Borrowing, a Tranche C Term Loan Borrowing or a Tranche D Term Loan Borrowing.

“Term Loans” means (i) Tranche A Term Loans, (ii) Tranche B Term Loans, (iii) after the Fifth Amendment Effective Date, Tranche C Term Loans and (iv) after the Seventh Amendment Effective Date, Tranche D Term Loans.

     C. The definition of “Applicable Rate” is hereby amended by (i) deleting the reference to “for any day with respect to any ABR Loan or Eurodollar Loan” in the first sentence thereof; and (ii) substituting therefor the following:

“for any ABR Tranche D Term Loan, 6.25%, for any Eurodollar Tranche D Term Loan, 7.25%, and for any day with respect to any other ABR Loan or Eurodollar Loan”

     D. The definition of “Excess Cash Flow” is hereby amended by adding after the word “charges” in clause (b) thereof:

“(excluding Financing Fee Write-Offs)”

1.2 Amendments to Article II: The Credits

     A. Section 2.01 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (c) thereof and substituting therefor “,” and (ii) adding at the end of clause (d) thereof the following:

“and (e) to make a Tranche D Term Loans to the Parent Borrower on the Seventh Amendment Effective Date in a principal amount equal to its Tranche D Commitment.”

     B. Section 2.02(d) of the Credit Agreement is hereby amended by (i) deleting the word “or” before the reference to “Tranche B Maturity Date” and substituting therefor “,” and (ii) adding the following after the reference to “Tranche B Maturity Date”:

“or the Tranche D Maturity Date”

     C. Section 2.03 of the Credit Agreement is hereby amended by (i) deleting the word “or” before the reference to “(b)” thereof, and (ii) adding the following new clause (c) immediately after the end of clause (b) thereof:

“or (c) in the case of Tranche D Term Loan Borrowing, not later than noon, New York City time, the date of the proposed Borrowing”

     D. Section 2.03 of the Credit Agreement is hereby further amended by deleting clause (i) and substituting therefor the following:

“(i) whether the requested Borrowing is to be a Domestic Revolving Borrowing, a Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowing, Tranche C Term Loan Borrowing or Tranche D Term Loan Borrowing;”

     E. Section 2.06(b) of the Credit Agreement is hereby amended by (i) uncapitalizing the word “Unless”, and (ii) adding the following prior to the word “Unless”:

“Other than in the case of a Tranche D Term Loan Borrowing,”

     F. Section 2.08(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (ii) thereof and substituting therefor “,“and (ii) adding at the end of clause (iii) thereof the following:

“and (iv) the Tranche D Commitments shall terminate at 5:00 p.m., New York City time, on the Seventh Amendment Effective Date”

     G. Section 2.10(c) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (ii) thereof and substituting therefor “,” and (ii) adding at the end of clause (iii) thereof the following:

“and (iv) all Tranche D Term Loans shall be due and payable on the Tranche D Maturity Date”

     H. Section 2.10(d) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“For the avoidance of doubt, immediately upon the application of the proceeds of the Tranche D Term Loans to prepay Tranche C Term Loans pursuant to Section 2.11(e) and Section 5.11, the sole Term Loans remaining outstanding shall be Tranche B Term Loans and Tranche D Term Loans.”

     I. Section 2.11(e) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made after the Seventh Amendment Effective Date pursuant to Section 2.11 at a time when Tranche B Term Loans and Tranche D Term Loans remain outstanding, the aggregate amount of such prepayment shall be applied first to the prepayment of Tranche B Term Loans to the full extent thereof and second to the prepayment of Tranche D Term Loans to the full extent thereof, provided that any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall, subject to Section 2.11(h), be applied to the prepayment of Tranche B Term Loans of those Tranche B Lenders that have not declined their portion of such prepayment pro rata based on the aggregate principal amount of outstanding Tranche B Term Loans of each such Tranche B Lender. To the extent that all Tranche B Lenders elect to decline prepayment of the Tranche B Term Loans, the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall, subject to Section 2.11(h), be applied to the prepayment of Tranche D Term Loans. Any optional or mandatory prepayment of Tranche B Term Loans made pursuant to Section 2.11 shall be applied first to the prepayment of the outstanding portion of the Success Fee Principal Amount and second to the prepayment of the remaining outstanding portion of Tranche B Term Loans (it being understood by the parties that as of the effective date of the SSPI Sale, the Success Fee Principal Amount has been paid in full). Notwithstanding the foregoing, (i) nothing in this provision shall be construed to apply to the allocation of payments if the Loans are accelerated pursuant to the terms of this Agreement and (ii) the proceeds of Tranche D Term Loans shall be applied by the Parent Borrower to prepayment of all Tranche C Term Loans to the full extent of such Tranche C Term Loans.”

     J. Section 2.11(h) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(h) Notwithstanding the foregoing, Parent Borrower shall not have the right or obligation to prepay any Tranche D Term Loan from the Seventh Amendment Effective Date through and including June 29, 2005. The aggregate amount of any prepayment pursuant to Section 2.11(a), (c) or (d) that, but for this Section 2.11(h), would be applied by Parent Borrower to prepay Tranche D Term Loans, shall be applied instead to prepay Tranche B Term Loans. If any Tranche B Lender elects to decline all or any portion of any such prepayment of its Tranche B Terms Loans in accordance with Section 2.11(e), the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined may be applied by Parent Borrower to any other purpose otherwise permitted under this Agreement. If any portion of the Tranche D Term Loans is prepaid pursuant to Section 2.11(a) or pursuant to Section 2.11(c) as a result of a Prepayment Event occurring upon either of the events described in clause (c) of the definition of “Prepayment Event”

or any issuance of Equity Securities described in clause (d) of the definition of “Prepayment Event” (i) after June 29, 2005 but on or prior to June 29, 2006, then Parent Borrower shall pay to Administrative Agent, for ratable distribution to the Tranche D Lenders, a fee equal to 2% of the Tranche D Term Loans so prepaid, and (ii) after June 29, 2006 but prior to June 29, 2007, then Parent Borrower shall pay to Administrative Agent, for ratable distribution to the Tranche D Lenders, a fee equal to 1% of the Tranche D Term Loans so prepaid.”

     K. Clause (y) of the first sentence of Section 2.12(e) of the Credit Agreement is hereby amended by inserting the following at the end of such clause:

“(it being understood by the parties that as of the effective date of the SSPI Sale, the Success Fee Principal Amount has been paid in full)”

     L. Section 2.12(a) of the Credit Agreement is hereby amended by adding the following at the end of the first sentence thereof:

“or any Tranche D Commitment”.

     M. Section 2.13(c) of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“Upon the occurrence and during the continuance of an Event of Default, (x) the provisions of the first sentence of this Section 2.13(c) shall not apply with respect to any overdue amounts in respect of the Tranche D Term Loans, and (y) the per annum interest rate otherwise applicable to the Tranche D Term Loans shall increase by 3%”

     N. Section 2.13(d) of the Credit Agreement is hereby amended by (i) deleting clause (iv) contained therein, and (ii) substituting therefor the following:

“(iv) all interest payable pursuant to this Agreement on the Revolving Loan Borrowings, Tranche B Term Loan Borrowings, Tranche D Term Loan Borrowings shall be payable in cash, including interest due pursuant to Section 2.13(c).”

1.3 Amendments to Article III: Representations and Warranties

     A. Section 3.04(d) of the Credit Agreement is hereby amended by deleting the date “December 31, 2002” contained therein and substituting therefor the date “December 31, 2003”.

     B. Section 3.10 of the Credit Agreement is hereby amended by the deleting each reference to “$12,000,000” contained therein and substituting the figure “$15,000,000” therefor.

1.4 Amendment to Article IV: Conditions

     A. Section 4.01 of the Credit Agreement is hereby amended by adding in the second parenthetical at the end of the first sentence thereof the following:

“or the obligation of the Tranche D Lenders to make Tranche D Term Loans”.

     B. Section 4.02 of the Credit Agreement is hereby amended by adding in the parenthetical at the end of the first sentence thereof the following:

“or the obligation of the Tranche D Lenders to make Tranche D Term Loans”.

1.5 Amendment to Article V: Affirmative Covenants

     A. Section 5.09 of the Credit Agreement is hereby amended by (i) deleting the second proviso contained therein, and (ii) substituting it with the following:

“; provided further, however, that with respect to the initial Tranche D Lenders as of the Seventh Amendment Effective Date, the foregoing limitation on the number of visits or inspections in any fiscal year shall be increased to an aggregate of twelve visits or inspections for such initial Tranche D Lenders as a whole”.

     B. Section 5.11 of the Credit Agreement is hereby amended by adding in the parenthetical in the first sentence therefore the following:

“and Tranche D Term Loans”

     C. Section 5.11 of the Credit Agreement is hereby amended by adding after the second sentence therefor the following:

“The proceeds of the Tranche D Term Loans will be used to prepay the Tranche C Term Loans on the Seventh Amendment Effective Date as set forth in Section 2.11(e) and the payment of fees and expenses payable in connection therewith; provided, that in the event the total proceeds of the Tranche D Term Loans exceed those required for such prepayment and payment of such fees and expenses, Parent Borrower may use such excess proceeds for general corporate purposes.”

     D. Section 5.12 of the Credit Agreement is hereby amended by adding before the “.” at the end thereof the following:

“provided, that, in the event that either: (i) the Net Worth of any Foreign Subsidiary formed or acquired after the Effective Date exceeds $3,000,000 at any time (the “Net Worth Threshold”), or (ii) any Loan Party makes, after the Seventh Amendment Effective Date, any loan or advance to or investment in Equity Interests of any such Foreign Subsidiary or subsidiary thereof which, together with all other such loans, advances and investments made after the Seventh Amendment Effective Date to such Foreign Subsidiary and any subsidiary thereof exceeds $2,000,000 in the aggregate (the “Investment Limit”), then (x) no later than 5 Business Days after the date the Net Worth Threshold or Investment Limit is exceeded, as applicable, the Parent Borrower shall provide written notice to Administrative Agent of the amount of such excess and the names of the applicable subsidiaries, and (y) unless waived by Administrative Agent in writing in its sole discretion, no later than 90 days (which date may be extended by the Administrative Agent in writing in its sole and reasonable discretion) after the date the Net Worth Threshold or Investment is exceeded, as applicable, the Parent Borrower shall, or shall cause such Loan Party to, subject to Section 5.13, take all actions and execute such documents and instruments (including pursuant to the laws of the jurisdiction of formation of such Foreign Subsidiary) to grant to the Administrative Agent, for the benefit of the Lenders, subject to any limitations under applicable law, a first priority perfected security interest in the capital stock of such Foreign Subsidiary held by such Loan Party and Indebtedness owing to any Loan Party by such Foreign Subsidiary and to obtain a legal opinion addressed to Administrative Agent and Lenders as to the creation and perfection of such security interest in the jurisdiction of formation of such Foreign Subsidiary and any other applicable jurisdiction in form and substance reasonably satisfactory to Administrative Agent (except that Parent Borrower and the Subsidiary Loan Parties shall not be required to pledge more than 65% of the outstanding stock of any Foreign Subsidiary that is not a Loan Party to the extent that the pledge of any greater percentage could result in adverse tax consequences to any Loan Party)”

1.6 Amendment to Article VI: Negative Covenants

     A. Section 6.04(d)(ii) of the Credit Agreement is hereby amended by adding (i) before the words “in the reasonable judgment of senior management” a reference to “(A)”, and (ii) adding the following at the end thereof:

“, and (B) the Administrative Agent gives its prior written consent if the amount of the proposed investment in any Subsidiary that is not a Subsidiary Loan Party, together with the aggregate amount of cash invested by Parent Borrower and the other Loan Parties in such Subsidiary after the Seventh Amendment Effective Date, exceeds $500,000.”

     B. Section 6.12 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting therefor the following:

December 31, 2003 – September 30, 2004	1.15:1.00
December 31, 2004 — September 30, 2005	1.25:1.00
December 31, 2005 – September 30, 2006	1.35:1.00
December 31, 2006 and thereafter	1.45:1.00

     C. Section 6.13 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting therefor the following:

December 31, 2003 – September 30, 2004	6.75:1.00
December 31, 2004 – September 30, 2005	6.50:1.00
December 31, 2005-September 30, 2006	6.00:1.00
December 31, 2006 and thereafter	5.50:1.00

1.7 Modification and Substitution of Schedule

     A. Schedule 2.01 of the Credit Agreement is hereby amended by adding thereto the column labeled “Tranche D Loan Commitment” from Annex A to this Amendment.

Section 2. AMENDMENTS TO BORROWER SECURITY AGREEMENT

2.1	Section 1.02 of the Security Agreement is hereby amended by adding thereto the following definition, which shall be inserted in proper alphabetical order:

“Revised UCC” shall mean the revised Uniform Commercial Code in effect in the State of New York as of the Seventh Amendment Effective Date.

2.2	Section 1.02 of the Security Agreement is herby further amended by (i) deleting the word “and” at the end of clause (g) of the definition of “Collateral” and substituting therefor “,”, and (ii) adding the following after the end of clause (h) thereof:

“(i) all Records (as defined in the Revised UCC),

(j) all Documents (as defined in the Revised UCC),

(k) all Commercial Tort Claims, including those set forth on Schedule VI (as defined in the Revised UCC), and

(l) all Chattel Paper and Letter-of-Credit Rights and other Supporting Obligations (as defined in the Revised UCC).”

2.3	Article III of the Security Agreement is hereby amended by inserting the following new Section 3.05 at the end thereof:

“SECTION 3.05 Commercial Tort Claims. Grantor has no Commercial Tort Claims (as defined in the Revised UCC) as of the Seventh Amendment Effective Date, except as set forth on Schedule VI annexed hereto. In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims, such Grantor shall promptly notify Administrative Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim (as defined in the Revised UCC) and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim (as defined in the Revised UCC) shall constitute part of the Collateral.”

2.4	The Security Agreement is hereby further amended by inserting a new Schedule VI (Commercial Tort Claims) thereto in the form of Annex B attached hereto.

Section 3. CONDITIONS TO EFFECTIVENESS

     Sections 1 and 2 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Seventh Amendment Effective Date”); provided that the Seventh Amendment Effective Date shall occur on or prior to April 15, 2004:

     A. On or before the Seventh Amendment Effective Date, each Loan Party (as defined below) shall deliver to Tranche D Lenders and to the Administrative Agent the following, each, unless otherwise noted, dated the Seventh Amendment Effective Date:

1.	Certified copies of its organizational documents, together with a good standing certificate from the appropriate official of its jurisdiction of organization, each dated a recent date prior to the Seventh Amendment Effective Date;

2.	Copies of its Bylaws, certified as of the Seventh Amendment Effective Date by its corporate secretary or an assistant secretary;

3.	Resolutions of its Board of Directors or other governing body, as applicable, approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Seventh Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

4.	Signature and incumbency certificates of its officers executing this Amendment; and

5.	Counterparts of this Amendment executed by the parties referred to in Section 5 hereof.

     B. All fees and expenses due and owing to the Tranche D Lenders, as agreed to by Parent Borrower in writing, and all other amounts due and owing to the Administrative Agent or the Lenders under the Credit Agreement shall have been paid in full to the extent invoiced to the Parent Borrower prior to the Seventh Amendment Effective Date.

     C. Administrative Agent shall have received for the benefit of each Lender under the Credit Agreement as in effect immediately prior to the Seventh Amendment Effective Date that executes and delivers to Administrative Agent a counterpart to this Amendment on or prior to 12:00 Noon (EST) April 8, 2004 an amendment fee equal to 0.25% of the sum of (a) the aggregate principal amount of such approving Lender’s Tranche B Loans and (b) such approving Lender’s aggregate Revolving Commitments.

     D. Administrative Agent, the Lenders party to the Amended Credit Agreement (as hereinafter defined) and their respective counsel shall have received one or more favorable written opinions of one or more, counsel for Parent Borrower and the other Loan Parties signatory hereto, in form and substance reasonably satisfactory to Administrative Agent, the Tranche D Lenders and their respective counsel, dated as of the Seventh Amendment Effective Date.

     E. The Tranche D Lenders shall have received a fully executed or conformed copy of each of the Loan Documents and all amendments thereto, and each Loan Document shall be in full force and effect and no provision thereof shall have been modified or waived in any respect (except by this Amendment and by such other amendments delivered by Parent Borrower hereunder or under the Loan Documents), and the Tranche D Lenders shall have received a certificate of a duly authorized officer of Parent Borrower to such effect.

     F. All governmental and third party consents, approvals or withholding of objections, necessary to implement the transactions contemplated by this Amendment and to establish the Tranche D Term Loan facility, shall have been obtained and be in full force and effect, and the Tranche D Lenders shall have received any available evidence thereof reasonably satisfactory to them.

     G. As of the Seventh Amendment Effective Date, since December 31, 2003, there shall have been: (i) no material adverse change in the business, operations, financial condition or prospects of the Loan Parties; (ii) no litigation shall have been commenced which, if successful, would reasonably be expected to have any such material adverse effect or would challenge any of the transactions contemplated by this Amendment, (iii) no dividends or other distributions to stockholders of the Parent Borrower, and (iv) no material increase in liabilities, liquidated or contingent, and no material decrease in assets, of the Loan Parties.

     H. Before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and the Tranche D Lenders shall have received a certificate of a duly authorized officer of Parent Borrower to such effect;

     I. On or before the Seventh Amendment Effective Date, the Parent Borrower shall provide to the Administrative Agent and the Tranche D Lenders the results of a recent search by a person reasonably satisfactory to the Tranche D Lenders, of all effective personal property financing statements, fixture filings or other similar filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search. The Parent Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including amendments to the Security Documents and the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which the Tranche D Lenders or their counsel may reasonably request in writing in order to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

     J. On or before the Seventh Amendment Effective Date, the Intercreditor Agreement, dated as of the date hereof, substantially in the form attached hereto as Annex C, shall have been executed by the parties thereto.

     K. On or before the Seventh Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent, Tranche D Lenders and their respective counsel, and Administrative Agent, Tranche D Lenders and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Tranche D Lenders may reasonably request.

     L. Tranche D Lenders and the Administrative Agent shall have received a copy of a fully-executed pay-off letter substantially in the form attached hereto as Annex D (the “Payoff Letter”) among Administrative Agent, Parent Borrower and Tranche C Lenders evidencing that the Tranche C Term Loans have been paid in full and the Intercreditor

Agreement (as defined in the Credit Agreement in effect immediately prior to the Seventh Amendment Effective Date) shall have been terminated, which letter shall become effective concurrently with the Seventh Amendment Effective Date.

     M. On or before the Seventh Amendment Effective Date, the Parent Borrower shall have obtained a rating from Moody’s for the Tranche D Term Loans.

     N. No later than five Business Days prior to the Seventh Amendment Effective Date, the Tranche D Lenders shall have received, and as of the Seventh Amendment Effective Date, the Tranche D Lenders shall have been satisfied with (i) the audited financial statements of the Parent Borrower and its Subsidiaries for the fiscal years 2002 and 2003, including balance sheets, income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with such accountants’ report thereon (collectively, “Financial Statements”), (ii) a pro forma balance sheet of the Loan Parties as of the Closing Date after giving effect to the Seventh Amendment (“Pro Forma Financial Statement”), and (iii) projected financial statements (including balance sheets, income and cash flow statements) of the Loan Parties for the period ending on December 31, 2006, with quarterly projected financial statements through the period ending December 31, 2005 (the “Projected Financial Statements”).

The parties hereto acknowledge and agree that, subject to the terms and conditions of the Payoff Letter, on the Seventh Amendment Effective Date the Intercreditor Agreement dated as of March 28, 2003 by and among the Parent Borrower, the Subsidiaries of the Parent Borrower listed on the signature pages thereto, the Tranche C Lenders and the Administrative Agent shall be terminated and of no further force and effect.

Section 4. PARENT BORROWER’S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Parent Borrower represents and warrants to each Lender that the following statements are true, correct and complete as of the Seventh Amendment Effective Date:

     A. Corporate Power and Authority. Parent Borrower and each other Loan Party has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) and the Security Agreement, as amended by this Amendment (collectively, with the Amended Credit Agreement, the “Amended Agreements”).

     B. Authorization of Agreements. The execution and delivery of this Amendment, and the performance of the Amended Agreements have been duly authorized by all necessary corporate and, if required, stockholder action on the part of Parent Borrower and each other Loan Party signatory hereto.

     C. No Conflict. The execution and delivery by Parent Borrower and each other Loan Party signatory hereto of this Amendment, the performance by Parent Borrower and each other Loan Party signatory hereto of the Amended Agreements and the consummation of the transactions contemplated thereby do not and will not (i) violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Borrower or any of the Subsidiaries or any order of any Governmental Authority, (ii) conflict with, result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any material payment to be made by the Parent Borrower or any of the Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents), or (iv) require any approval or consent of any Person under any contractual obligation of Parent Borrower or any of the Subsidiaries, except for such approvals or consents which have been obtained on or before the Seventh Amendment Effective Date and disclosed in writing to Lenders.

     D. Governmental Consents. The execution and delivery by Parent Borrower and each other Loan Party of this Amendment and the performance by Parent Borrower and each other Loan Party of the Amended Agreements do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect prior to the Seventh Amendment Effective Date and disclosed in writing to the Lenders.

     E. Binding Obligation. This Amendment and the Amended Agreements have been duly executed and delivered by Parent Borrower and each other Loan Party signatory hereto and are the legally valid and binding obligations of Parent Borrower and each other Loan Party signatory hereto, enforceable against Parent Borrower and each other Loan Party signatory hereto in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law.

     F. Solvency. Immediately after the consummation of the transactions to occur on the Seventh Amendment Effective Date and immediately following the making of the Tranche D Term Loan on the Seventh Amendment Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Seventh Amendment Effective Date.

     G. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article III of the Credit Agreement (considered as if already amended by this Amendment) are and will be true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     H. Annual Report and Financial Statements. The Financial Statements and Pro Forma Financial Statements were prepared in accordance with GAAP applied on a consistent basis, and on that basis, present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated subsidiaries and other Loan Parties as of such date and for such period. The Projected Financial Statements have been prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control and that no assurance can be given that the projections will be realized).

     I. No Material Adverse Change. Since December 31, 2003, nothing has occurred which would have a Material Adverse Effect.

     J. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

     K. Release and Affirmation. Parent Borrower on and as of the Seventh Amendment Effective Date has no (and it permanently and irrevocably waives and releases Administrative Agent and Lenders from any, to the extent arising on or prior to the Seventh Amendment Effective Date) defense, set off, claim or counterclaim against Administrative Agent or any Lender in regard to its obligations in respect of the Tranche C Term Loans being repaid on such date.

Section 5. ACKNOWLEDGEMENT AND CONSENT

     Parent Borrower is a party to the Parent Guarantee Agreement, the Security Agreement, the Pledge Agreement and certain Mortgages, each as amended through the Seventh Amendment Effective Date, pursuant to which, and in accordance with the terms of which, Parent Borrower has (i) guaranteed the Foreign Borrower Obligations (as defined in the Parent Guarantee Agreement), (ii) granted Liens in favor of Administrative Agent on certain Collateral to secure the Obligations and (iii) mortgaged to the Administrative Agent certain real and personal property to secure the Obligations. Each of Knowles Electronics, LLC (“KE”), Knowles Intermediate Holding, Inc. (“KIH”), Emkay Innovative Products, Inc. (“Emkay”) and Knowles Manufacturing Ltd. (“KML”) is a party to the Subsidiary Guarantee Agreement, the Security Agreement and the Pledge Agreement, each as amended through the Seventh Amendment Effective Date, pursuant to which KE, KIH, Emkay and KML have (i) guaranteed the Obligations and (ii) granted Liens in favor of Administrative

Agent on certain Collateral to secure the Obligations. Parent Borrower, KE, KIH, Emkay, and KML are collectively referred to herein as the “Loan Parties”, and the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement, the Security Agreement, the Pledge Agreement and the Mortgages are collectively referred to herein as the “Credit Support Documents”.

     Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Security Agreement and this Amendment and consents to the amendment of the Credit Agreement and Security Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent provided in the Credit Support Documents the payment and performance of all Obligations and Foreign Borrower Obligations, as applicable, including without limitation the payment and performance of all such Obligations and Foreign Borrower Obligations in respect of the Obligations of Parent Borrower and Foreign Borrower Obligations, as applicable, now or hereafter existing under or in respect of the Amended Agreements.

     Each Loan Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Loan Party represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents (considered as if already amended by this Amendment) to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party (excluding the Parent Borrower) is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to Section 1 of this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party (excluding the Parent Borrower) to any future amendments to the Credit Agreement, as amended by this Amendment. Pursuant to Section 7.08 of the Security Agreement, the Loan Parties hereby consent to amend the Security Agreement as set forth in Sections 2 and 6 hereof.

Section 6. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement. On and after the Seventh Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. Fees and Expenses. Parent Borrower acknowledges that all costs, fees and expenses as described in subsection 9.03 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Parent Borrower.

     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which are governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Parent Borrower, Required Lenders, Tranche B Lenders holding a majority of the outstanding Tranche B Loans, all Tranche D Lenders and each of the Loan

Parties and receipt by Parent Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.

     F. Pursuant to Section 2.09(e) of the Credit Agreement, Company shall execute and deliver to each Tranche D Lender, on the Seventh Amendment Effective Date, a Note substantially in the form of Annex E annexed hereto to evidence each Tranche D Lender’s Tranche D Term Loan, in the principal amount of that Tranche D Lender’s Tranche D Term Loan and with other appropriate insertions.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          BORROWER:

KNOWLES ELECTRONICS HOLDINGS, INC.

By:

Name:
Title:

LOAN PARTIES:
KNOWLES ELECTRONICS, LLC, (for purposes of Sections 2, 5 and 6 only) as a Loan Party

By:

Name:
Title:

KNOWLES INTERMEDIATE
HOLDINGS, INC., (for purposes of Sections 2, 5 and 6 only) as a Loan Party

By:

Name:
Title:

EMKAY INNOVATIVE PRODUCTS, INC., (for purposes of Sections 2, 5 and 6) as a Loan Party

By:

Name:
Title:

KNOWLES MANUFACTURING LTD., (for purposes of Sections 2, 5 and 6) as a Loan Party

By:

Name:
Title:

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, Individually and as Administrative Agent

By:

Name:
Title:

LENDERS:
SIGNATURE PAGE TO THE SEVENTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT

Name of Institution:

By:

Name:
Title:

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